Exhibit p

                                CODE OF ETHICS OF
                             FIRST OMAHA FUNDS, INC.


        WHEREAS, the reputation and integrity of First Omaha Funds, Inc. and its Portfolios (the "Fund") are dependent upon maintenance of the highest possible standards in its public and private relationships; and

        WHEREAS, it is incumbent upon all directors, officers, and other affiliated persons to avoid any activities which might be in conflict with their primary responsibility toward the Fund and its shareholders and it is a fundamental standard that they should not take inappropriate advantage of their positions;

        WHEREAS, an "Access Person" is defined as any officer, director or Advisory Person of the Fund; or any officer, director or Advisory Person of the Adviser (as hereinafter defined) who, as to the Fund, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function and duties relate to determination of which recommendation shall be made to the Fund; or who, in connection with his or her duties, obtains information concerning securities recommendations being made by the Adviser to the Fund; and "Advisory Person" is defined as any employee of the Fund or the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

        NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby adopts the following Code of Ethics:

        (a) No officer, director, employee, or affiliated person of the Fund shall use any nonpublic information obtained in the course of such person's duties on behalf of the Fund for material personal gain or profit, or engage in any activities which such person knows could be detrimental to the interests of the Fund and its shareholders.

        (b) No officer, director, or employee of or principal underwriter for the Fund or any affiliated person of First National Bank of Omaha ("Adviser") or the principal underwriter for the Fund ("Distributor") (collectively, the "Management Companies"), in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund shall:

               (1) Employ any device, scheme, or artifice to defraud the Fund;

               (2) Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

               (4) Engage in any manipulative practice with respect to the Fund.

        (c) No Advisory Person shall acquire, directly or indirectly, any securities in an Initial Public Offering.

        (d) All Advisory Persons shall receive prior approval from the Code Officer hereinafter identified before acquiring, directly or indirectly, securities in a Limited Offering. Approval will take into account, among other factors, whether the investment opportunity should be reserved for the Fund and it's shareholders, and whether the opportunity is being offered to an individual by virtue of his or her position with the Fund.

               (1) An Advisory Person who has been authorized to acquire securities in a Limited Offering shall disclose the investment to the Code Officer if such Advisory Person knows that the Fund is considering an investment in the issue. In such circumstances, the Fund's decision to purchase securities of the issuer shall be subject to an independent review by personnel with no personal interest in the issue.

        (e) No Access Person shall knowingly execute a securities transaction during a day when the Fund has a pending buy or sell order in the same security until that order is executed or withdrawn.

        (f) No Advisory Person shall receive any gift or other item of more than de minimis value from any person or entity that does business with or on behalf of the fund.

        (g) No Advisory Person shall serve on the board of directors of a publicly traded company without first receiving prior authorization from the Code Officer based upon a determination that the board service would be consistent with the interest of the Fund shareholders.

        (h) All Advisory Persons shall preclear any personal securities transactions with the Code Officer. Approval will take into account, among other factors, whether the Fund has traded or will trade such security within seven (7) calendar days before or after such transaction, whether such transaction represents a short-term (60 days or less) transaction and whether the transaction in any way might constitute the breach of any duty of the Fund or the Adviser. After preclearance has been granted all Advisory Persons shall supply the Fund with duplicate copies of confirmations on all personal securities transactions. Preclearance shall not absolve any person of any obligation under any other provision hereof.

        (i) (1) Within ten (10) days after the later of the adoption of this Code of Ethics and the date a person becomes an Access Person, each Access Person shall report to the Code
                      Officer:

                      (i) The title, number of shares or principal amount of any securities in which the Access Person has a direct or indirect beneficial interest; and

                      (ii) The name of any broker, dealer or bank with whom such Access Person maintains an account in which any securities are held for the direct or indirect benefit of such Access person; and
                      (iii)  The date the report is submitted by the Access
                             Person.

               (2) All Access Persons shall supply to the Code Officer within 10 days after the end of each calendar quarter, statements for all personal securities accounts, including the following information concerning each of their securities transactions and accounts during such calendar quarter:

                      (i) (A) The date of the transaction, the title, and the number of shares and the principal amount of each security involved;

                      (B)      The nature of the  transaction  (i.e.,  purchase,
                               sale,  or  any  other  type  of   acquisition  or
                               disposition);

                      (C) The price at which the transaction was effected;

                          (D) The name of the broker, dealer, or bank with or through whom the transaction was effected; and

                          (E) The date the report is submitted by the Access
                              Person.

                      (ii)With respect to any account established by the Access
                          Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

        (A) The name of the broker, dealer or bank with whom the Access Person established the account;

        (B)    The date the account was established; and

        (C)    The date that the report is submitted by the Access Person.

               (3) Annually, all Access Persons shall supply the following information (which information must be current as of a date not more than 30 days before the report is submitted):

               (i)        The  title,  number of shares  and  principal  amount
                               of each security in which the Access Person had any direct or indirect beneficial ownership;

               (ii)       The name of any broker, dealer or bank with whom the
                               Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

        (iii)  The date that the report is submitted by the Access Person.

        (4)    However, no person shall be required to make a report:

                      (i) With respect to transactions effected for an account over which such person does not have any direct or indirect influence or control;

                      (ii) Of initial holdings or annual holdings where such person is a "noninterested" director within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "Act"), and would be required to make such a report solely by reason of being a director of the Fund, or a quarterly transaction report if such person is a noninterested director, unless such noninterested director knew, or in the ordinary course of fulfilling the official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director such security was or is purchased or sold by the Fund or such purchase or sale by the Fund was considered by the Fund or the Adviser.

                      (iii) Where a report made to an investment adviser would duplicate information reported pursuant to Rules under the Investment Advisers Act of 1940; or

                      (iv) If the transactions involve securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies.

        (j) The Board of Directors may impose penalties for violation of this Code of Ethics commensurate with the gravity of the violation; and such penalties may range from a written reprimand to fines denial of salary increases, job demotions, transfers, or termination. If the Adviser elects to adopt this Code of Ethics, rather than adopting a separate code, then the power of the Board of Directors to impose penalties shall include the power to recommend sanctions to the Adviser and to impose fines on the Adviser if the recommended sanctions are not implemented.

        (k) Each investment adviser and principal underwriter for the Fund shall adopt a comparable code of ethics and shall certify to the Fund at least annually the existence thereof and compliance therewith.

        (l) Any capitalized terms not defined herein shall have the meanings ascribed to them under the Act or Rules thereunder.

        BE IT FURTHER RESOLVED, that an Officer appointed annually by the Adviser and approved by the Directors of the Fund (the "Code Officer"), or such person's designee, be, and hereby is, appointed and directed as the officer in charge of:

        (1) Identifying the Access Persons who are under a duty to make quarterly reports and to inform them of such duty and identifying affiliates of the Fund and the Adviser and informing them of their obligations under paragraphs (a) and (b) hereof, it being understood the Code Officer shall have no obligation to identify employees of the Distributor who are required to file reports or to review such reports;

        (2) Furnishing a copy of the Code of Ethics to all such persons annually;

        (3) Preclearance of personal securities transactions as and when required by the Code of Ethics;

        (4) Reviewing all Advisory Persons' personal investment transactions after preclearance has been granted, receiving and reviewing duplicate confirmations and quarterly statements required by the Code of Ethics and reporting to the Board of Directors any securities transactions or activities which appear to violate the Code;

        (5) Receiving certification annually from each Access Person that such person has read and understands the Code of Ethics, is subject thereto, has complied with the requirements of the Code and has disclosed or reported all personal securities transactions required by the Code of Ethics to be disclosed or reported. In the event such officer is also an Access Person, his or her reports will be reviewed by the President of the Fund;

        (6) Preparing an annual report to the Board of Directors that summarizes the procedures concerning personal investing and any changes made to those procedures, identifies any violations requiring remedial action, and identifies any recommended changes due to industry practices or developments in applicable laws or regulations made during the year; and

        (7) Maintaining records in conformance to the requirements set forth in Rule 17j-1 under the Act, including a list of Access Persons such as Appendix A.

        Adopted by the Board of Directors of FIRST OMAHA FUNDS, INC., on August 1, 2000.

        Comparable Codes of Ethics have been adopted by the Management Companies as follows:

        (1)    By the Adviser on _______________________.

        (2)    By the Distributor on _____________________________.

                             FIRST OMAHA FUNDS, INC.
                                 PROCEDURES FOR
                                 CODE OF ETHICS


1.      DISCLOSURE OF PERSONAL HOLDINGS

        All Advisory Persons shall disclose to the Code Officer all personal security holdings upon commencement of employment.

2.      PRECLEARANCE

        All Advisory Persons are required to preclear all personal securities investments with the Code Officer. To obtain preclearance, the following information shall be provided:
        A.     The type of transaction (i.e. purchase, sale or acquisition).
        B.     The proposed date of the transaction.
        C.     The description of the security and amount of the transaction.
        D. The name of the broker/dealer or bank with which the transaction is proposed.

3.      RECORDS OF SECURITY TRANSACTIONS

        A. All Advisory Persons are required to direct their brokers to supply the Code Officer duplicate copies of confirmations of all personal security transactions.

        B. All Advisory Persons and certain other Access Persons, as required by the Code of Ethics, must furnish to the Code Officer initial, quarterly and annual statements, for all securities accounts, within the time limits specified in the Code of Ethics, detailing the following:
               1. The type of transaction (i.e. purchase, sale or acquisition).
               2.     The date of the transaction.
               3.     The description and the number of shares or units.
               4.     The price and principal amount.
               5. The name of the broker/dealer or bank with whom the transaction was effected.
               6.     The date the report is submitted.

4.      CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

        Advisory persons and other Access Persons are required to certify annually the following:

        A. That they have disclosed all personal security holdings (Advisory Persons and interested directors only).
        B. That they have read and understand the Code of Ethics and recognize that they are subject to it.
        C.     That they have complied with all the requirements of the Code.
        D. That they have disclosed or reported all personal securities transactions required by the Code of Ethics to be disclosed or reported.

5.      POST-TRADE MONITORING

        The Code Officer will monitor all personal security transactions in the following manner:

        A. Review for trading before and after the Fund trades the same securities.
        B. Review for short-term trading profits in the same securities as the Fund within 60 calendar days.
        C. Review for all other investment restrictions set forth in the Code of Ethics.

6.      RECORD MAINTENANCE

        The Fund, through the Code Officer, will review quarterly and maintain or cause the Fund Secretary to maintain, the following records:

        A.     All personal securities transactions reports for five years.
        B. A list of all Access Persons, the Code of Ethics and related procedures which shall be kept in the Fund's Minute Book.
        C. The Code Officer is responsible for updating the Access Persons list.

7.      REVIEW BY THE BOARD OF DIRECTORS

        The Board of Directors of Fund is responsible for:

        A.     Annual review and approval of the Code of Ethics.
        B. Annual review and approval of a report by the Code Officer that summarizes the procedures for maintaining the Code, identifies any violations and recommends any changes in existing restrictions or procedures.
        C. Annual review of a certification by each investment adviser and principal underwriter of the Fund of adoption of, and compliance with, a comparable code of ethics.

                           APPENDIX A - ACCESS PERSONS


The names and titles of "Access Persons" subject to this Code of Ethics as of ___________ ______________ were:

                          FIRST NATIONAL BANK OF OMAHA
                 INVESTMENT ADVISORY/CODE OF ETHICS TO THE FIRST OMAHA FUNDS

I.      General Principal:
        ------------------

        The code is based on the principal that the officers, directors and employees of First National Bank of Omaha have a responsibility to the shareholders of the First Omaha Funds (Fund) to conduct their personal securities transactions in a manner which does not interfere with the securities transactions of the Fund or otherwise take unfair advantage of their relationship to the Fund. The Fund shareholders' interest must be considered first at all times. Persons covered by this code must adhere to this general principal as well as comply with the codes' specific provision. It bears emphasis that technical compliance with the codes' procedures will not automatically insulate from scrutiny trades that exhibit a pattern of abuse of the individuals' fiduciary duties and responsibilities.

II.     Legal Requirements:
        -------------------

        Rule 17j-1(a) under the investment Company Act of 1940, "Act", makes it unlawful for any officer or director as well as other persons of the investment advisor in connection with the purchase or sale by such person of a security held or to be acquired by any investment portfolio:

        1. To employ the device, scheme or artifice to defraud any investment portfolio or the fund;
        2. To make to any client or the Fund, any untrue statement of a material fact or omit to state to the client or the Fund a material fact necessary in order to make the statements made in light of the circumstances made not misleading;
        3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on any investment portfolio or the Fund;
        4. To engage in any manipulative practice with respect to an investment portfolio or the Fund.

        A security is held or to be acquired if within the most recent 15 days it (1) is or has been held by an investment portfolio or the Fund, or
        (2) is being or has been considered for purchase by an investment portfolio or a fund. A purchase or sale includes the writing of an option to purchase or sell.

III.    Investment Advisor:
        -------------------

        "Access Person" is each director, officer or advisory person of the Bank who in connection with their regular duties makes, participates or obtains information about the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to said purchase or sales and any person in a control relationship to the Bank in its advisory capacity. For the purposes of the Code of Ethics, "Access Persons" includes employees and their immediate family members. See Appendix A for a list of access persons and advisory persons.

No Access Person shall engage in any act, practice or course of contact that violate the provisions of Rule 17j1-(a) set forth above. In addition, the policy will eliminate any act, practice or course of contact that appears to violate Rule 17j1-(a) or involve the appearance of a conflict of interest.

IV.     Personal Investing Restrictions:
        --------------------------------

        1. No Access Person shall acquire any securities in an initial public offering.
        2. No Access Person shall acquire any security in a private placement prior to receiving approval from the Trust committee. The approval process will consider the following:

                a. Whether the investment opportunity should be reserved for the Fund.
                b. Whether the opportunity was offered to the investment personnel due to their position with the Bank or Fund. Additional factors may also be considered depending on individual circumstances.
                c. Access Persons who have been authorized to acquire securities in a private placement are required to disclose that investment when the Bank, in its investment advisory capacity considers an investment in any security of the issuer of the private placement in the Fund. Decisions by the Bank in its investment advisory capacity to purchase securities of the same issuer shall be subject to an independent review by investment personnel of the Bank with no personal interest in the issuer.

        3. No Access Person may knowingly execute a securities transaction on a day during which the Bank in its investment advisory capacity has a "pending by" or "sell" order in that same security by the Fund until that order is executed or withdrawn.

        4. Advisory persons shall pre-clear any securities transaction with the Code Officer. Approval will take into account, among other factors, whether the Bank in its investment advisory capacity has traded or will trade such security in the Fund within seven
                (7) calendar days before or after such transaction, whether such transaction represents a short-term (60 days or less) transaction and whether the transaction in any way might constitute the breach of any duty of the Bank in its investment advisory capacity to the Fund. Investments due to unforeseen circumstances may be addressed to the Trust committee for special consideration. The prohibition includes restrictions on option trading and short sales of securities. Pre-clearance shall not absolve any person of any obligation under any other provision thereunder.

        5. All Access Persons shall supply the Code Officer within ten days after the end of each calendar quarter, statements for all personal securities accounts, including the following information considering each of their securities transactions during such calendar quarter.

                a. The date of the transaction, the title, the number of security shares and the principal amount of each security involved.
                b. The nature of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition).
                c.      The price at which the transaction was affected.
                d. The name of the broker dealer or bank with or through whom the transaction was affected.
                e.      No person however, shall be required to make a report
                        (1) with respect to transactions effected for an account over which such person does not have direct or indirect influence or control, (2) where a report made would duplicate information reported pursuant to rules under the investment advisors Act of 1940 or (3) is the transactions involved securities of the Government of the United States, Bankers acceptance, Bank certificates of deposit and shares of open-end investment companies.

V.      Acceptances of Gifts:
        ---------------------

        Access Persons are prohibited from receiving any gift or other item from any person or entity in business with or on behalf of the Bank in its investment advisory capacity to the Fund. The following circumstances would enable Access Persons to accept something of value from an individual or entity in business with or on behalf of the Bank in is investment advisory capacity: a) acceptance of gifts or favors based on obvious family or personal relationships when those circumstances make it clear that it is those relationships, rather than the business relationship with the Bank which are the motivating factor; b) acceptance of meals, refreshments, travel arrangements or accommodations or entertainment, all of reasonable value in the course of a bona fide business meeting; c) acceptance of loans from other banks or financial institutions on customary terms to finance loans from other banks or financial institutions on customary terms to finance proper and usual activities of employees, such as home mortgage loans, except where prohibited by law; d) acceptance of advertising or promotional materials of reasonable value; e) acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers; f) acceptance of gifts of reasonable value related to commonly recognized holidays or special events; g) acceptance of civic, charitable, or educational or other organizational awards for recognition of services and accomplishment.

        If an Access Person is offered or receives something of value beyond what is authorized, then the Access Person must disclose that fact to the Bank.

VI.     Service on Outside Boards:
        --------------------------

        Access Persons are prohibited from serving on The Board of Directors of publicly traded companies, absent prior authorization from an active member of the Bank's Executive Committee. The Executive Committee members must determine that the service on the Board of Directors would be consistent with the interest of the Bank in its investment advisory capacity. Generally, approval will be granted in only exceptional circumstances. If approval is granted, Access Persons serving as directors will be prohibited from discussing non-public information with other Access Persons. Access Persons serving as directors will not be involved with investment decisions regarding that issuer.

                              FNC TRUST GROUP, N.A.
           INVESTMENT ADVISORY/CODE OF ETHICS TO THE FIRST OMAHA FUNDS

I.      General Principal:
        ------------------

        The code is based on the principal that the officers, directors and employees of FNC Trust Group, N.A. have a responsibility to the shareholders of the First Omaha Funds (Fund) to conduct their personal securities transactions in a manner which does not interfere with the securities transactions of the Fund or otherwise take unfair advantage of their relationship to the Fund. The Fund shareholders' interest must be considered first at all times. Persons covered by this code must adhere to this general principal as well as comply with the codes' specific provisions. It bears emphasis that technical compliance with the codes' procedures will not automatically insulate from scrutiny trades that exhibit a pattern of abuse of the individuals' fiduciary duties and responsibilities.

II.     Legal Requirements:
        -------------------

        Rule 17J1-(a) under the Investment Company Act of 1940, "Act", makes it unlawful for any officer or director as well as other persons of the investment advisor in connection with the purchase or sale by such person of a security held or to be acquired by any investment portfolio:

        1. To employ the device, scheme or artifice to defraud any investment portfolio or the fund;
        2. To make to any client or the Fund, any untrue statement of a material fact or omit to state to the client or the Fund a material fact necessary in order to make the statements made in light of the circumstances made not misleading;
        3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on any investment portfolio or the Fund;
        4. To engage in any manipulative practice with respect to an investment portfolio or the Fund.

        A security is held or to be acquired if within the most recent 15 days it (1) is or has been held by a investment portfolio or the Fund, or (2) is being or has been considered for purchase by an investment portfolio or a fund. A purchase or sale includes the writing of an option to purchase or sell.

III.    Investment Advisor:
        -------------------

        "Access Person" is each director, officer or advisory person of the Bank who in connection with their regular duties makes, participates or obtains information about the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to said purchase or sales and any person in a control relationship to the Bank in its advisory capacity. For the purposes of the Code of Ethics, "Access Persons" includes employees and their immediate family members. See Appendix A for a list of access persons and advisory persons.

No Access Person shall engage in any act, practice or course of contact that violate the provisions of Rule 17j1-(a) set forth above. In addition, the policy will eliminate any act, practice or course of contact that appears to violate Rule 17j1-(a) or involve the appearance of a conflict of interest.

IV.     Personal Investing Restrictions:
        --------------------------------

        1. No Access Person shall acquire any securities in an initial public offering.
        2. No Access Person shall acquire any security in a private placement prior to receiving approval from the Trust Committee. The approval process will consider the following:

                a. Whether the investment opportunity should be reserved for the Fund.
                b. Whether the opportunity was offered to the investment personnel due to their position with the Bank or Fund. Additional factors may also be considered depending on individual circumstances.
                c. Access Persons who have been authorized to acquire securities in a private placement are required to disclose that investment when the Bank, in its investment advisory capacity considers an investment in any security of the issuer of the private placement in the Fund. Decisions by the Bank in its investment advisory capacity to purchase securities of the same issuer shall be subject to an independent review by investment personnel of the Bank with no personal interest in the issuer.

        3. No Access Person may knowingly execute a securities transaction on a day during which the Bank in its investment advisory capacity has a "pending buy" or "sell" order in that same security by the Fund until that order is executed or withdrawn.

        4. Advisory persons shall pre-clear any securities transaction with the Code Officer. Approval will take into account, among other factors, whether the Bank in its investment advisory capacity has traded or will trade such security in the Fund within seven
                (7) calendar days before or after such transaction, whether such transaction represents a short-term (60 days or less) transaction and whether the transaction in any way might constitute the breach of any duty of the Bank in its investment advisory capacity to the Fund. Investments due to unforeseen circumstances may be addressed to the Trust Committee for special consideration. The prohibition includes restrictions on option trading and short sales of securities. Pre-clearance shall not absolve any person of any obligation under any other provision thereunder.

        5. All Access Persons shall supply the Code Officer within ten days after the end of each calendar quarter, statements for all personal securities accounts, including the following information considering each of their securities transactions during such calendar quarter.

                a. The date of the transaction, the title, the number of security shares and the principal amount of each security involved.
                b. The nature of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition).
                c.      The price at which the transaction was affected.
                d. The name of the broker dealer or bank with or through whom the transaction was affected.
                e.      No person however, shall be required to make a report
                        (1) with respect to transactions effected for an account over which such person does not have direct or indirect influence or control, (2) where a report made would duplicate information reported pursuant to rules under the investment advisors Act of 1940 or (3) if the transactions involved securities of the Government of the United States, Bankers acceptance, Bank certificates of deposit and shares of open-end investment companies.

V.      Acceptances of Gifts:
        ---------------------

        Access Persons are prohibited from receiving any gift or other item from any person or entity in business with or on behalf of the Bank in its investment advisory capacity to the Fund. The following circumstances would enable Access Persons to accept something of value from an individual or entity in business with or on behalf of the Bank in its investment advisory capacity: a) acceptance of gifts or favors based on obvious family or personal relationships when those circumstances make it clear that it is those relationships, rather than the business relationship with the Bank which are the motivating factor; b) acceptance of meals, refreshments, travel arrangements or accommodations or entertainment, all of reasonable value in the course of a bona fide business meeting; c) acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities of employees, such as home mortgage loans, except where prohibited by law; d) acceptance of advertising or promotional materials of reasonable value; e) acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers; f) acceptance of gifts of reasonable value related to commonly recognized holidays or special events; g) acceptance of civic, charitable, or educational or other organizational awards for recognition of services and accomplishment.

        If an Access Person is offered or receives something of value beyond what is authorized, then the Access Person must disclose that fact to the Bank.


VI.     Service on Outside Boards:
        --------------------------

        Access Persons are prohibited from serving on The Board of Directors of publicly traded companies, absent prior authorization from an active member of the Bank's Executive Committee. The Executive Committee members must determine that the service on the Board of directors would be consistent with the interest of the Bank in its investment advisory capacity. Generally, approval will be granted in only exceptional circumstances. If approval is granted, Access Persons serving as directors will be prohibited from discussing non-public information with other Access Persons. Access Persons serving as directors will not be involved with investment decisions regarding that issuer.

--------------------------------------------------------------------------------
                             SEI INVESTMENTS COMPANY
                               CODE OF ETHICS AND
                             INSIDER TRADING POLICY
--------------------------------------------------------------------------------






DECEMBER 2000

                             SEI INVESTMENTS COMPANY
                    CODE OF ETHICS AND INSIDER TRADING POLICY
                                TABLE OF CONTENTS


I.      GENERAL
        POLICY

II.     CODE OF ETHICS

        A.      PURPOSE OF CODE
        B.      EMPLOYEE/ASSOCIATE PERSONS CATEGORIES
        C.      GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS
        D.      PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
        E.      REPORTING REQUIREMENTS
        F.      DETECTION AND REPORTING OF CODE VIOLATIONS
        G.      VIOLATIONS OF THE CODE OF ETHICS
        H.      CONFIDENTIAL TREATMENT
        I.      DEFINITIONS APPLICABLE TO THE CODE OF ETHICS
        J.      RECORDKEEPING
        K.      GIFTS AND OTHER MONETARY PAYMENTS

III.    INSIDER TRADING POLICY

        A.      WHAT IS "MATERIAL" INFORMATION?
        B.      WHAT IS "NONPUBLIC INFORMATION"?
        C.      WHO IS AN INSIDER?
        D.      WHAT IS MISAPPROPRIATION?
        E.      WHAT IS TIPPING?
        F.      IDENTIFYING INSIDE INFORMATION?
        G.      TRADING IN SEI INVESTMENTS COMPANY SECURITIES
        H.      VIOLATIONS OF THE INSIDER TRADING POLICY

I.  GENERAL POLICY

SEI Investments Company, through various subsidiaries (jointly "SEI"), is an investment adviser, administrator, distributor, and/or trustee of investment companies, collective investment trusts, investment partnerships, and asset management accounts (jointly "Investment Vehicles"). As an investment adviser, SEI is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This Code of Ethics and Insider Trading Policy (jointly "Policy") was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions of all SEI employees.

SEI has a highly ethical business culture and expects that all employees will conduct any personal securities transactions consistent with this Policy and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an employee invests for his or her own account, conflicts of interest may arise between a client's and the employee's interest. Such conflicts may include using an employee's advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for an employee's own portfolio, or frontrunning, which occurs when an employee trades in his or her personal account before making client transactions. As a fiduciary, SEI owes a duty of loyalty to clients which requires that an employee must always place the interests of clients first and foremost and shall not take inappropriate advantage of his or her position. Thus, SEI employees must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Policy, employees and other persons associated with SEI will be subject to various pre-clearance and reporting standards for their personal securities transactions based on their status as defined in Section B of this Policy. Therefore, it is important that every person pay special attention to the categories set forth in that section to determine what provisions of this Policy applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Some employees and other persons associated with SEI outside the United States are subject to this Policy and the applicable laws of the jurisdictions in which they are located. These laws may differ substantially from U.S. law and may subject employees to additional requirements. To the extent any particular portion of the Policy is inconsistent with foreign law not included herein or within the firm's Compliance Manual, employees should consult their designated Compliance Officer or the Compliance Department at SEI's Oaks facility.

EACH EMPLOYEE SUBJECT TO THIS POLICY MUST READ AND RETAIN A COPY AND AGREE TO ABIDE BY ITS TERMS. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS POLICY MAY RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED TO DISGORGEMENT OF PROFITS, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.

ANY QUESTIONS REGARDING SEI'S POLICY OR PROCEDURES SHOULD BE REFERRED TO MICHELLE VAUGHN OF THE SEI CORPORATE COMPLIANCE DEPARTMENT, AT EXT. 1839.

II. CODE OF ETHICS

A.      PURPOSE OF CODE

This Code of Ethics ("Code") was adopted pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 thereunder, as amended. Those provisions of the U.S. securities laws were adopted to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Employees (including contract employees) and other persons associated with SEI will be subject to various pre-clearance and reporting requirements based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories listed below.

B.      EMPLOYEES/ASSOCIATE PERSONS CATEGORIES

1.    ACCESS PERSON:
     (a) any director, officer or general partner of SEI INVESTMENTS DISTRIBUTION CO. ("SIDC") who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchases or sales of securities by an Investment Vehicle for which SIDC acts as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the Investment Vehicles regarding the purchase or sale of securities; (b) any director, officer, general partner or employee of SEI INVESTMENTS MUTUAL FUND SERVICES who, in connection with his or her regular functions or duties, participates in the selection of an Investment Vehicle's portfolio securities, or who has access to information regarding an Investment Vehicles' purchases or sales of portfolio securities; (c) any natural person in a "control" relationship to an Investment Vehicle or SEI Investments Management Company ("SIMC") who obtains information concerning recommendations made to an Investment Vehicle with regard to the purchase or sale of securities by the Investment Vehicle.

2. INVESTMENT PERSON - any director, officer or employee of the Asset Management Group who (1) directly oversees the performance of one or more sub-advisers for any Investment Vehicle for which SEI acts as investment adviser, (2) executes or helps execute portfolio transactions for any such Investment Vehicle, or (3) obtains or is able to obtain information regarding the purchase or sale of an Investment Vehicle's portfolio securities.

3. FUND OFFICERS - any director, officer or employee of SEI who acts as a director or officer of any U.S. registered investment company to which SEI acts as an administrator or sub-administrator, or principal underwriter.

4. PORTFOLIO PERSONS - any director, officer or employee entrusted with direct responsibility and authority to make investment decisions affecting one or more client portfolios.

5. REGISTERED REPRESENTATIVE - any director, officer or employee who is registered with the National Association of Securities Dealers as a registered representative (Series 6, 7 or 63), a registered principal (Series 24 or 26) or an investment representative (Series 65), regardless of job title or responsibilities.

6. ASSOCIATE - any director, officer or employee of SEI who does not fall within the above listed categories.

C.  GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS

1.      PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

ALL SEI EMPLOYEES AND ASSOCIATED PERSONS MAY NOT, directly or indirectly, in connection with the purchase or sale, of a Security held or to be acquired by an Investment Vehicle for which SEI acts as an investment adviser, administrator or distributor:

        a. employ any device, scheme or artifice to defraud the Investment Vehicle;
        b. make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
        c. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or
        d. engage in any manipulative practice with respect to the Investment Vehicle.

2.  PERSONAL SECURITIES RESTRICTIONS

A.         ACCESS PERSONS:

       o may not purchase or sell, directly or indirectly, any Security within 24 HOURS before or after the time that the same Security, (including any equity-related security of the same issuer such as preferred stock, options, warrants, and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI acts as advisor, distributor and/or administrator.

       o may not acquire Securities as part of an Initial Public Offering("IPO") without obtaining the written approval of the designated Compliance Officer at Mutual Fund Services before directly or indirectly acquiring a beneficial ownership in such securities.

       o may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the designated Compliance Officer at Mutual Fund Services.

       o may not receive any gift of more than de minimus value (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle.

B.         INVESTMENT PERSONS:

      o may not purchase or sell, directly or indirectly, any Security within 24 HOURS before or after the time that the same Security, (including any equity-related security of the same issuer such as preferred stock, options, warrants, and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI or one of its sub-advisers acts as investment adviser or sub-adviser to the Investment Vehicle.

      o may not profit from the purchase and sale or sale and purchase of a Security within 60 DAYS of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. government securities.

     o may not acquire Securities as part of an Initial Public Offering("IPO") without obtaining the written approval of the Compliance Department before directly or indirectly acquiring a beneficial ownership in such securities.

     o may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the Compliance Department.

     o may not receive any gift of more than de minimus value (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle.

     o may not serve on the board of directors of any publicly traded company.

C.          PORTFOLIO PERSONS:

     o may not purchase or sell, directly or indirectly, any Security within 7 DAYS before or after a client portfolio has executed a trade in that same Security, (including any equity-related security of the same issuer such as preferred stock, options, warrants, and convertible bonds) unless the order is withdrawn.

     o may not acquire Securities as part of an Initial Public Offering("IPO") without obtaining the written approval of the designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

     o may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the Compliance Department.

     o may not profit from the purchase and sale or sale and purchase of a Security within 60 DAYS of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. government securities.

     o may not receive any gift of more than de minimus value (currently $100.00 per year) from any person or entity that does business with or on behalf of any Investment Vehicle.

     o may not serve on the board of directors of any publicly traded company.

D.              REGISTERED REPRESENTATIVES:

     o        may not acquire Securities as part of an Initial Public Offering
              ("IPO").

     o        may not participate in investment clubs.

     o may not give or receive gifts to or from clients which exceed $100.00 in value annually.

D.  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

1.      ACCESS, INVESTMENT AND PORTFOLIO PERSONS:

    o must pre-clear each proposed securities transaction with the Compliance Department or the designated Compliance Officer for Accounts held in their names or in the names of others in which they hold a Beneficial Ownership interest. No transaction in Securities may be effected without the prior written approval of the Compliance Department or the designated Compliance Officer, except as set forth below in Section D.3 which sets forth the securities transactions that do not require pre-clearance.

     o pre-clearance is required for all lump sum transactions of SEI stock through the firm's stock purchase plan and individual brokerage investment option through the firm's 401(k) plan (new plan feature - targeted for 1st quarter of 2001).

     o the Compliance Department or the designated Compliance Officer will keep a record of the approvals, and the rationale supporting, investments in IPOs and private placement transactions. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with SEI Investment Company and other relevant factors on a case-by-case basis.

2.      REGISTERED REPRESENTATIVES/ASSOCIATES:

      o must pre-clear transactions with the Compliance Department or designated Compliance Officer ONLY IF the Registered Representative or Associate knew or should have known at the time of the transaction that, during the 24 HOUR period immediately preceding or following the transaction, the Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle.

3.         TRANSACTIONS THAT DO NOT HAVE TO BE PRE-CLEARED:
                             ------

      o purchases or sales over which the employee pre-clearing the transaction ( the "Pre-clearing Person") has no direct or indirect influence or control;

      o purchases, sales or other acquisitions of Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise of puts or calls written by the Pre-clearing Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions;

      o purchases which are part of an automatic dividend reinvestment plan or automatic employee stock purchase plans;

      o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer;

      o    acquisitions of Securities through gifts or bequests;  and

      o    transactions in OPEN-END mutual funds.
                           --------

4.         PRE-CLEARANCE PROCEDURES:

      o All requests for pre-clearance of securities transactions must be submitted to the Compliance Department or the designated Compliance Officer by completing a Pre-clearance Request Form (attached as
           EXHIBIT 1). Employees may locate the Code of Ethics document through Information Access on the SEI Intranet site. To access the document and exhibits, chose Compliance under the first drop-down menu on the left and click on Corporate Code of Ethics.

      o    The following information MUST be provided on the Form:

                  a. Name, date, extension, title;

                  b. Transaction detail, i.e., whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is held in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction; and

                  c. Signature and date; if electronically submitted, initial and date.

      o The Compliance Department or the designated Compliance Officer will notify the employee whether the request is approved or denied by telephone or email, and by sending a copy of the signed form to the employee. An employee is not officially notified that the transaction has been pre-cleared until he or she receives a copy of the signed form. Employees should retain copies of the signed form.

      o Employees may not submit a Pre-clearance Request Form for a transaction that he or she does not intend to execute.

      o Pre-clearance authorization is valid for 3 BUSINESS DAYS ONLY. Transactions, which are not completed within this period, must be resubmitted with an explanation why the previous pre-cleared transaction was not completed. Also Open and Limit Orders must be resubmitted for pre-clearance if not executed within the 3 business day window.

      o Investment persons must submit to the Compliance Department or the designated Compliance Officer transaction reports showing the transactions in all the Investment Vehicles for which SEI or a sub-adviser serves as an investment adviser for the 24 hour period before and after the date on which their securities transactions were effected. Transaction reports need only be submitted for the portfolios that hold or are eligible to purchase and sell the types of securities proposed to be bought or sold by the Investment Person. For example, if the Investment Person seeks to obtain approval for a proposed equity trade, only the transaction reports for the portfolios effecting transactions in equity securities are required.

      o The Compliance Department or the designated Compliance Officer can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

      o The Compliance Department or the designated Compliance Officer will maintain pre-clearance records for 5 years.

E.  REPORTING REQUIREMENTS

1.           DUPLICATE BROKERAGE STATEMENTS [ALL EMPLOYEES]

      o All SEI Employees are required to instruct their brokers/dealers to file duplicate brokerage statements including statements of individual brokerage investment option of the company's 401(k) plan with the Compliance Department at SEI Oaks. Employees in SEI's global offices are required to have their duplicate statements sent to the offices in which they are located. Statements must be filed for all Accounts (including those in which employees have a Beneficial Ownership interest), except those that trade exclusively in open-end mutual funds, government securities, or monthly-automated purchases of SEI stock through the employee stock/stock option plan. Failure of a broker-dealer to send duplicate statements will not excuse an Employee's violation of this Section, unless the Employee demonstrates that he or she took every reasonable step to monitor the broker's or dealer's compliance.

      o Sample letters instructing the brokers/dealers to send the statements to SEI are attached as EXHIBIT 2. Employees may locate the Code of Ethics document through Information Access on the SEI Intranet site. To access the document and exhibits, chose Compliance under the first drop-down menu on the left and click on Corporate Code of Ethics. If the broker or dealer requires a letter authorizing a SEI employee to open an account, the permission letter may also be found as EXHIBIT 2. Please complete the necessary information in the letter and forward a signature ready copy to the Compliance Department (Michelle Vaughn, Corporate Compliance Officer).

      o If no such duplicate statement can be supplied, the Employee should contact the Compliance Department or the designated Compliance Officer.

2.      INITIAL HOLDINGS REPORT [ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND
                                 FUND OFFICERS]
                                 -----------------------------------------------

      o Access, Investment and Portfolio Persons and Fund Officers, must submit an Initial Holdings Report to the Compliance Department or designated Compliance Officer disclosing EVERY security beneficially owned directly or indirectly by such person within 10 days of becoming an Access, Investment or Portfolio Person or Fund Officer. Initial Holding Reports that are not returned by the date they are due will be considered late and will be reported as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section (G) regarding Code of Ethics violations.

      o     The Initial Holdings Report must include the following information:
            (1) the title of the security; (2) the number of shares held; (3) the principal amount of the security; and (4) the name of the broker, dealer or bank where the security is held. The information disclosed in the report must be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the employee's brokerage statement, employees may attach the statement and sign the initial holding report.

      o The Initial Holdings Report is attached as EXHIBIT 3 to this Code. Employees may locate the Code of Ethics document through Information Access on the SEI Intranet site. To access the document and exhibits, chose Compliance under the first drop-down menu on the left and click on Corporate Code of Ethics.

3. QUARTERLY REPORT OF SECURITIES TRANSACTIONS [ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND FUND OFFICERS]

      o Access, Investment and Portfolio Persons, and Fund Officers, must submit quarterly transaction reports of the purchases and/or sales of securities in which such persons have a direct or indirect Beneficial Ownership interest (See EXHIBIT 4- Quarterly Transaction Report). The report will be provided to all of the above defined persons before the end of each quarter by the Compliance Department or the designated Compliance Officer and must be completed and returned NO LATER THAN 10 DAYS after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due will be considered late and will be reported as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section (G) regarding Code of Ethics violations. Employees may locate the Code of Ethics document through Information Access on the SEI Intranet site. The document and exhibits are located in the Reference Library section titled Corporate Code of Ethics.

      o     The following information must be provided on the report:

            a. The date of the transaction, the description and number of shares, and the principal amount of each security involved;

            b. Whether the transaction is a purchase, sale or other acquisition or disposition;

            c.    The transaction price; and

            d. The name of the broker, dealer or bank through whom the transaction was effected.

4. ANNUAL REPORT OF SECURITIES HOLDINGS [ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND FUND OFFICERS]

      o On an annual basis, Access, Investment and Portfolio Persons, and Fund Officers, must submit to the Compliance Department or the designated Compliance Officer an Annual Report of Securities Holdings that contains a list of all securities subject to this Code in which they have any direct or indirect Beneficial Ownership interest (See EXHIBIT 5 - ANNUAL SECURITIES HOLDINGS REPORT). The information disclosed in the report must be current as of a date no more than 30 days before the report is submitted. The report will be provided to the above-defined persons by the Compliance Department or designated Compliance Officer. Employees may locate the Code of Ethics document through Information Access on the SEI Intranet site. To access the document and exhibits, chose Compliance under the first drop-down menu on the left and click on Corporate Code of Ethics.

      o Annual reports must be returned to the Compliance Department or the designated Compliance Officer within 30 DAYS after the end of the calendar year-end. Annual Reports that are not returned by the date they are due will be considered late and will be reported as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section (G) regarding Code of Ethics violations.

5.         ANNUAL CERTIFICATION OF COMPLIANCE [ALL EMPLOYEES]

      o     All employees will be required to certify annually that they:
            -     have read the Code of Ethics;
            -     understand the Code of Ethics; and
            -     have complied with the provisions of the Code of Ethics.

      o The Compliance Department or the designated Compliance Officer will send out annual forms (attached as EXHIBIT 6) to all employees that must be completed and returned NO LATER THAN 30 DAYS after the end of the calendar year. Employees may locate the Code of Ethics document through Information Access on the SEI Intranet site. To access the document and exhibits, chose Compliance under the first drop-down menu on the left and click on Corporate Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section (G) regarding Code of Ethics violations.

F.      DETECTION AND REPORTING OF CODE VIOLATIONS


The Compliance Department or the designated Compliance Officer will:

            o review the personal securities transaction reports or duplicate statements filed by Employees and compare the reports or statements to the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the Compliance Department or designated Compliance Officer determines that a compliance violation may have occurred, the Compliance Department will give the person an opportunity to supply explanatory material.

            o prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of the Investment Vehicles that, (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its access, investment and portfolio personnel from violating this Code; and

            o prepare a written report to SEI management personnel outlining any violations of the Code together with recommendations for the appropriate penalties.

            o prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

G.  VIOLATIONS OF THE CODE OF ETHICS

1.      PENALTIES:

     o Employees who violate the Code of Ethics may be subject to serious penalties which may include:
           -  written warning;
           -  reversal of securities transaction;
           -  restriction on trading privileges;
           -  disgorgement of trading profits;
           -  fine;
           -  suspension or termination of employment; and/or
           -  referral to regulatory or law enforcement agencies.

2.  PENALTY FACTORS:

     o Factors which may be considered in determining an appropriate penalty include, but are not limited to:
           -  the harm to clients;
           -  the frequency of occurrence;
           -  the degree of personal benefit to the employee;
           -  the degree of conflict of interest;
           -  the extent of unjust enrichment;
           - evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
           - the level of accurate, honest and timely cooperation from the employee.

H.  CONFIDENTIAL TREATMENT

     o The Compliance Department or the designated Compliance Officer will use their best efforts to assure that all requests for pre-clearance, all personal securities transaction reports and all reports for securities holding are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within and outside SEI as are necessary to evaluate compliance with or sanctions under this Code.

I. DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

1. ACCOUNT - a securities trading account held by an Employee and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the Employee benefits directly or indirectly; any partnership (general, limited or otherwise) of which the Employee is a general partner or a principal of the general partner; and any other account over which the Employee exercises investment discretion.

2. BENEFICIAL OWNERSHIP - Security ownership in which a person has a direct or indirect financial interest. Generally, an employee will be regarded as a beneficial owner of Securities that are held in the name of:

           a.  a spouse or domestic partner;
           b.  a minor child;
           c.  a relative who resides in the employee's household; or
           d. any other person IF: (a) the employee obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the employee can obtain title to the securities now or in the future.

4.  CONTROL - means the same as it does under Section 2(a)(9) of the 1940 Act.
    Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

5. INITIAL PUBLIC OFFERING - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

6. PURCHASE OR SALE OF A SECURITY - includes the writing of an option to purchase or sell a security.

7. SECURITY - includes notes, bonds, stocks (including closed-end funds), convertibles, preferred stock, options on securities, futures on broad-based market indices, warrants and rights. A "Security" DOES NOT INCLUDE direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and, shares issued by open-end mutual funds.

J.  RECORDKEEPING

SEI will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

1. A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

3. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

4. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

5. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

K.  GIFTS AND OTHER MONETARY PAYMENTS

All Employees should not seek, accept or offer any gifts or favors of more than a minimal value (currently $ 100 per year) or provide any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institutional or any other organization with whom the firm transacts business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodging are paid for by any other party than SEI Investments.

Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

1.      Use of the firm's funds for political purposes.

2. Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part of all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

3. Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes)

4. Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

5. Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.


III.  INSIDER TRADING POLICY

All Employees are required to refrain from investing in Securities based on material nonpublic inside information. This policy is based on the U.S. federal securities laws that prohibit any person from:

1.      trading on the basis of material, nonpublic information;
2.      tipping such information to others;
3. recommending the purchase or sale of securities on the basis of such information;
4.      assisting someone who is engaged in any of the above activities; and
5. trading a security, which is the subject of an actual or impending tender offer when in possession of material nonpublic information relating to the offer.

This includes any confidential information that may be obtained by Access, Investment and Portfolio Persons, and Fund Officers, regarding the advisability of purchasing or selling specific securities for any Investment Vehicles or on behalf of clients. Additionally, this policy includes any confidential information that may be obtained about SEI Investments Company or any of its affiliated entities. This Section outlines basic definitions and provides guidance to Employees with respect to this Policy.

A.  WHAT IS "MATERIAL" INFORMATION?

INFORMATION IS MATERIAL WHEN THERE IS A SUBSTANTIAL LIKELIHOOD THAT A REASONABLE INVESTOR WOULD CONSIDER IT IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISIONS. Generally, if disclosing certain information will have a substantial effect on the price of a company's securities, or on the perceived value of the company or of a controlling interest in the company, the information is material, but information may be material even if it does not have any immediate direct effect on price or value. There is no simple "bright line" test to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, any question as to whether information is material should be directed to the Compliance Department.

B.  WHAT IS "NONPUBLIC" INFORMATION?

INFORMATION ABOUT A PUBLICLY TRADED SECURITY OR ISSUER IS "PUBLIC" WHEN IT HAS BEEN DISSEMINATED BROADLY TO INVESTORS IN THE MARKETPLACE. TANGIBLE EVIDENCE OF SUCH DISSEMINATION IS THE BEST INDICATION THAT THE INFORMATION IS PUBLIC. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Information about securities that are not publicly traded, or about the issuers of such securities, is not ordinarily disseminated broadly to the public. However, for purposes of this Policy, such private information may be considered "public" private information to the extent that the information has been disclosed generally to the issuer's security holders and creditors. For example, information contained in a private placement memorandum to potential investors may be considered "public" private information with respect to the class of persons who received the memorandum, but may still be considered "nonpublic" information with respect to creditors who were not entitled to receive the memorandum. As another example, a controlling shareholder may have access to internal projections that are not disclosed to minority shareholders; such information would be considered "nonpublic" information.

C.  WHO IS AN INSIDER?

Unlawful insider trading occurs when a person, who is considered an insider, with a duty not to take advantage of material nonpublic information violates that duty. Whether a duty exists is a complex legal question. This portion of the Policy is intended to provide an overview only, and should not be read as an exhaustive discussion of ways in which persons may become subject to insider trading prohibitions.

Insiders of a company include its officers, directors (or partners), and employees, and may also include a controlling shareholder or other controlling person. A person who has access to information about the company because of some special position of trust or has some other confidential relationship with a company is considered a temporary insider of that company. Investment advisers, lawyers, auditors, financial institutions, and certain consultants AND ALL OF THEIR OFFICERS, DIRECTORS OR PARTNERS, AND EMPLOYEES are all likely to be temporary insiders of their clients.

Officers, directors or partners, and employees of a controlling shareholder may be temporary insiders of the controlled company, or may otherwise be subject to a duty not to take advantage of inside information.

D.  WHAT IS MISAPPROPRIATION?

Misappropriation usually occurs when a person acquires inside information about Company A in violation of a duty owed to Company B. For example, an employee of Company B may know that Company B is negotiating a merger with Company A; the employee has material nonpublic information about Company A and must not trade in Company A's shares.

For another example, Employees who, because of their association with SEI, receive inside information as to the identity of the companies being considered for investment by SEI Investment Vehicles or by other clients, have a duty not to take advantage of that information and must refrain from trading in the securities of those companies.

E.  WHAT IS TIPPING?

Tipping is passing along inside information; the recipient of a tip (the "tippee") becomes subject to a duty not to trade while in possession of that information. A tip occurs when an insider or misappropriator (the "tipper") discloses inside information to another person, who knows or should know that the tipper was breaching a duty by disclosing the information and that the tipper was providing the information for an improper purpose. Both tippees and tippers are subject to liability for insider trading.

F. IDENTIFYING INSIDE INFORMATION

Before executing any securities transaction for your personal account or for others, you must consider and determine WHETHER YOU HAVE ACCESS TO MATERIAL, NONPUBLIC INFORMATION. If you think that you might have access to material, nonpublic information, you MUST take the following steps:

1. Report the information and proposed trade immediately to the Compliance Department or designated Compliance Officer;
2.  Do not purchase or sell the securities on behalf of yourself or others; and
3. Do not communicate the information inside or outside SEI, other than to the Compliance Department or designated Compliance Officer.

These prohibitions remain in effect until the information becomes public.

Employees managing the work of consultants and temporary employees who have access to material nonpublic information are responsible for ensuring that consultants and temporary employees are aware of this Policy and the consequences of non-compliance.

G.  TRADING IN SEI INVESTMENTS COMPANY SECURITIES

This Policy applies to ALL EMPLOYEES with respect to trading in the securities of SEI Investments Company, including shares held directly or indirectly in the Company's 401(k) plan. Employees, particularly "officers" (as defined in Rule 16(a)-1(f) in the Securities Exchange Act of 1934, as amended), of the company should be aware of their fiduciary duties to SEI and should be sensitive to the appearance of impropriety with respect to any of their personal transactions in SEI's publicly traded securities. Thus, the following restrictions apply to all transactions in SEI's publicly traded securities occurring in an employee's Account and in all other accounts in which the employee benefits directly or indirectly, or over which the employee exercises investment discretion.

o BLACKOUT PERIOD - DIRECTORS AND OFFICERS are prohibited from buying or selling SEI's publicly traded securities during the blackout period. The blackout periods are as follows:
      o for the first, second and third quarterly financial reports - begins at the close of the prior quarter and ends after SEI publicly announces the financial results for that quarter.
      o for the annual and fourth quarter financial reports - begins on the 6th business day of the first month following the end of the calendar year-end and ends after SEI publicly announces its financial results.

    All securities trading during this period may only be conducted with the approval of SEI's General Counsel or the Compliance Director. In no event may securities trading in SEI's stock be conducted while an Director or Officer of the company is in possession of material nonpublic information regarding SEI.

o MAJOR EVENTS - ALL EMPLOYEES who have knowledge of any SEI events or developments that may have a "material" impact on SEI's stock that have not been publicly announced are prohibited from buying or selling SEI's publicly traded securities before such announcements. (SEE definition of "material information" contained in III. A. above.)

o SHORT SELLING AND DERIVATIVES TRADING PROHIBITION - ALL EMPLOYEES are prohibited from engaging in short sales and options trading of SEI's common stock.

SECTION 16(A) DIRECTORS AND OFFICERS are subject to the following additional trading restriction.

o SHORT SWING PROFITS - Directors and Officers may not profit from the purchase and sale or sale and purchase of SEI's securities within 6 MONTHS of acquiring or disposing of Beneficial Ownership of that Security.

H.  VIOLATIONS OF THE INSIDER TRADING POLICY

Unlawful trading of securities while in possession of material nonpublic information, or improperly communicating that information to others, is a violation of the federal securities laws and may expose violators to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall or loss avoided, and an order permanently enjoining violators from such activities. Violators may be sued by investors seeking to recover damages for insider trading violations. In addition, violations by an employee of SEI may expose SEI to liability. SEI views seriously any violation of this Policy, even if the conduct does not, by itself, constitute a violation of the federal securities laws. Violations of this Policy constitute grounds for disciplinary sanctions, including dismissal.

                             SEI INVESTMENTS COMPANY
                    CODE OF ETHICS AND INSIDER TRADING POLICY

                                    EXHIBITS

        EXHIBIT 1            PRE-CLEARANCE REQUEST FORM

        EXHIBIT 2            ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

        EXHIBIT 3            INITIAL HOLDINGS REPORT

        EXHIBIT 4            QUARTERLY TRANSACTION REPORT

        EXHIBIT 5            ANNUAL SECURITIES HOLDINGS REPORT

        EXHIBIT 6            ANNUAL COMPLIANCE CERTIFICATION

                                    EXHIBIT 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PRECLEARANCE REQUEST FORM
--------------------------------------------------------------------------------

Name:                 Date:

Ext #:                       Title/Position:

--------------------------------------------------------------------------------
TRANSACTION DETAIL:  I REQUEST PRIOR WRITTEN APPROVAL TO EXECUTE THE
FOLLOWING TRADE:
--------------------------------------------------------------------------------

Buy: [ ] Sell:[ ]     Security Name:       Security type:

No. of  Shares:       Price:        If sale, date acquired:

Held in an SEI Portfolio: Yes[ ] No[ ] If yes, provide:(a) the Portfolio's name:

(b) the date Portfolio bought or sold the security:

Initial Public Offering:                 Private Placement:
Yes [ ]      No[ ]           Yes[ ]       No[ ]
--------------------------------------------------------------------------------
DISCLOSURE STATEMENTS
--------------------------------------------------------------------------------

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) have knowledge of a possible or pending purchase or sale of the above security in any of the portfolios for which SEI acts as an investment adviser, distributor, administrator, or for which SEI oversees the performance of one or more it sub-advisers; (2) is in possession of any material nonpublic information concerning the security to which this request relates; and
(3) is engaging in any manipulative or deceptive trading activity.

I acknowledge that if the Compliance Officer to whom I submit this written request determines that the above trade would contravene SEI Investments Company's Code of Ethics and Insider Trading Policy ("the Policy"), the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three (3) business days.
--------------------------------------------------------------------------------
Signature:            Date:

--------------------------------------------------------------------------------
COMPLIANCE OFFICER'S USE ONLY
--------------------------------------------------------------------------------

Approved:[ ]             Disapproved: [ ]    Date:

By:                   Comments:

Transaction Report Received:  Yes [ ]          No[ ]

NOTE: This preclearance will lapse at the end of the day on , 20. If you decide not to effect the trade, please notify the Compliance Department or designated Compliance Officer immediately.

                                    EXHIBIT 2
--------------------------------------------------------------------------------

Date:

Your Broker
street address
city, state   zip code

Re:     Your Name
        your S.S.  number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Distribution, Co., a registered broker/dealer an/or SEI Investments Management Corporation, a registered investment adviser. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:


                             SEI Investments Company
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,


Your name

Date:

[Address]

        Re: Employee Name
              Account #
              SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Distribution, Co., a registered broker/dealer and/or SEI Investments Management Corporation, a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm and request that you send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:


                             SEI Investments Company
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,



Michelle W. Vaughn
Compliance Officer

                                    EXHIBIT 3

                             SEI INVESTMENTS COMPANY
                             INITIAL HOLDINGS REPORT

Name of Reporting Person:___________________________________________
Date Person Became Subject to the Code's Reporting Requirements:__________ Information in Report Dated as of: _____________________________________
Date Report Due: __________________________________________________
Date Report Submitted: _____________________________________________

SECURITIES HOLDINGS
-----------------------------------------------------------------------------------------------
  Name of Issuer and Title of    No. of Shares (if applicable)    Principal Amount, Maturity
            Security                                              Date and Interest Rate (if
                                                                         applicable)
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
If you have no securities holdings to report, please check here.

SECURITIES ACCOUNTS
-----------------------------------------------------------------------------------------------
       Name of Broker, Dealer or Bank                 Name(s) on and Type of Account
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
If you have no securities accounts to report, please check here.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


Signature: ____________________       Date: ________

Received by: __________________

                                    EXHIBIT 4

                             SEI INVESTMENTS COMPANY
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                       FOR THE QUARTER ENDED _____________

NAME:______________________________________

SUBMISSION DATE:_____________________________

SECURITIES TRANSACTIONS
-------------------- ------------------ ------------------ ------------------ ------------------ ----------------- -----------------
Date of Transaction  Name of Issuer     No. of Shares      Principal          Type of            Price             Name of Broker,
                     and Title of       (if applicable)    Amount, Maturity   Transaction                          Dealer or Bank
                     Security                              Date and                                                Effecting
                                                           Interest Rate                                           Transaction
                                                           (if applicable)
-------------------- ------------------ ------------------ ------------------ ------------------ ----------------- -----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ----------------- -----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ----------------- -----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ----------------- -----------------

-------------------- ------------------ ------------------ ------------------ ------------------ ----------------- -----------------
If you had no reportable transactions during the quarter, please check here.

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

----------------------------------------------------------------------------------------------
  Name of Broker, Dealer or     Date Account was Established   Name(s) on and Type of Account
            Bank
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
If you did not establish a securities account during the quarter, please check here.

This report is required of all officers, directors and certain other persons under Section 204 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies. THE REPORT MUST BE RETURNED WITHIN 10 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Investments Company Code of Ethics and Insider Trading Policy. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:__________________________

Received by: _______________________

                                    EXHIBIT 5

                             SEI INVESTMENTS COMPANY
                        ANNUAL SECURITIES HOLDINGS REPORT
                             AS OF DECEMBER 31, ____

NAME OF REPORTING PERSON: __________________

SECURITIES HOLDINGS
--------------------------------------------- ------------------------------------------- ------------------------------------------
Name of Issuer and Title of Security          No. of Shares (if applicable)               Principal Amount, Maturity Date and
                                                                                          Interest Rate (if applicable)
--------------------------------------------- ------------------------------------------- ------------------------------------------

--------------------------------------------- ------------------------------------------- ------------------------------------------

--------------------------------------------- ------------------------------------------- ------------------------------------------

--------------------------------------------- ------------------------------------------- ------------------------------------------

--------------------------------------------- ------------------------------------------- ------------------------------------------
If you had no securities holding to report this year, please check here.

SECURITIES ACCOUNTS
--------------------------------------------- ------------------------------------------- ------------------------------------------
Name of Broker, Dealer or Bank                Date Account was Established                Name(s) on and Type of Account
--------------------------------------------- ------------------------------------------- ------------------------------------------

--------------------------------------------- ------------------------------------------- ------------------------------------------

--------------------------------------------- ------------------------------------------- ------------------------------------------

--------------------------------------------- ------------------------------------------- ------------------------------------------
If you have no securities accounts to report this year, please check here.

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

------------------------                            -------------------------
Signature                                          Received by
---------
Date

Note:DO NOT report holdings of U.S. Government securities, bankers' acceptances, ------ certificates of deposit, commercial paper and mutual funds.

DECEMBER 2000


                                    EXHIBIT 6

                             SEI INVESTMENTS COMPANY
                                 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION


TO:            COMPLIANCE DEPARTMENT

FROM (PLEASE PRINT):  LAURIE V. BROOKS

DATE: 12/19/00

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Insider Trading Policy.

2. I have read and understand the Code of Ethics and Insider Trading Policy and recognize that I am subject thereto.

3. I hereby declare that I have complied with the terms of the Code of Ethics and Insider Trading Policy.


Name of Employee: _Laurie V. Brooks________________

Date: 12/19/00_________

Received by: ________________